EXHIBIT 16.1




Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K/A of Elution Technologies, Inc. dated March 19, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C., except that our report on the financial statements for the two most recent fiscal year was modified as to uncertainty that the company will continue as a going concern.


			/s/ Merdinger, Fruchter, Rosen & Company, P.C.
			----------------------------------------------
			MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
			Certified Public Accounts



New York, New York
May 9, 2003